Exhibit 10.3
AGREEMENT OF MASTER LEASE

THIS AGREEMENT OF MASTER LEASE (this "Lease") is made effective as of the     17th   day of   June        , 2008, by and between

PIERCE HARDY LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania, with an address of 1019 Route 519, Eighty Four, Pennsylvania 15330 (“PHLP”), HARDY MANAGEMENT COMPANY, INC., a corporation organized and existing under the laws of the State of Nevada, with an address of 1019 Route 519, Eighty Four, Pennsylvania 15330 (“HMC”),  HARDY CREDIT CO., a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania, with an address of 1019 Route 519, Eighty Four, Pennsylvania 15330 (“HCC”), HARDY MANAGEMENT COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Nevada with an address of 1019 Route 519, Eighty Four, Pennsylvania 15330 (“HMCLLC”) and HARDY-MALEY HOLDINGS, LLC, a limited liability company organized and existing under the laws of the Commonwealth of Pennsylvania with an address c/o 1019 Route 519, Eighty Four, Pennsylvania 15330 (“HMH”)(PHLP together with HMC, HCC, HMCLLC and HMH being hereinafter collectively referred to as “Lessor” as their respective interests may appear), and,

84 LUMBER COMPANY, a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal office at 1019 Route 519, Eighty-Four, Pennsylvania 15330 (hereinafter referred to as “Tenant”).

WHEREAS, PHLP is the owner or tenant of that certain real property set forth on Schedule “A” attached hereto and made a part hereof; and, pursuant to that certain unrecorded Nominee Agreement dated January 1, 1995, PHLP appointed HMC as the nominee for the real property listed thereon.  HMC joins in this Master Lease at the request of PHLP with respect to those properties set forth on Schedule “A” which are owned by PHLP and for which HMC is the record owner only; and

WHEREAS, HCC is the owner or tenant of that certain real property set forth on Schedule “B” attached hereto and made a part hereof; and

WHEREAS, HMCLLC is the owner or tenant of that certain real property set forth on Scheduled “C” attached hereto and made a part hereof; and

WHEREAS, HMH is the owner or tenant of that certain real property set forth on Scheduled “D” attached hereto and made a part hereof; and

WHEREAS, Lessor and Tenant are parties to a certain Lease originally dated January 1, 1990 and made by Lessor's predecessor-in-interest and Tenant's predecessor-in-interest, as amended by Amendment to Lease dated November 13, 1990; as further amended by Amendment to Lease dated August 2, 1994; as further amended by Assignment and Assumption Agreement dated January 1, 1995 between Pierce Hardy Real Estate Co., a Pennsylvania business trust ("PHREC") and PHLP whereby PHREC assigned its rights in said Lease to PHLP; as further amended by Amendment to Lease dated April 1, 1998; as further amended by Amendment to Lease dated January 1, 2000; as further amended by Amendment and Assignment of Lease dated March 14, 2003; as further amended by Amendment and Assignment of Lease dated November 14, 2004;  as further amended by Amendment and Assignment of Lease dated November 29, 2004; as further amended by Seventh Amendment to Lease Agreement dated February 1, 2005; as further amended by Eighth Amendment to Lease Agreement dated April 1, 2006; as further amended by an Amendment to Master Lease dated April 18, 2008 as to PHLP, HMC and Tenant; and as further amended by Amendment to Master Lease Agreement as to HCC and Tenant dated April 18, 2008 (collectively, the “Original Lease”) with respect to the Demised Premises and Premises (as each such term is respectively defined in the Original Lease); and

WHEREAS, Lessor and Tenant desire to terminate the Original Lease in its entirety and to replace it with this Lease with respect to all of those properties described in Schedules A, B, C  and D, on all the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing recitals, incorporated herein by reference, and in consideration of the mutual promises and undertakings of the parties as set forth herein, and for other good and valuable consideration, receipt whereof each to the other is hereby acknowledged, and with intent to be legally bound, Lessor and Tenant hereby covenant and agree as follows:

PREMISES AND TERM

1.          Lessor does hereby demise and lease unto Tenant all that certain land described in Schedules A, B, C, and D attached hereto and made a part hereof, together with the fixtures and other improvements therein, hereinafter referred to as the “Demised Premises” or “Premises.”  For purposes of this Lease, “fixtures” shall be defined as personal property attached to real property and shall specifically exclude fixtures which are not permanently attached to the Demised Premises and are installed by Tenant.

Tenant shall have and hold the above-referenced Premises for and during the initial term specified as follows: the term shall commence on the date hereof and shall end on the 31st day of May, 2013, subject to the terms and conditions in Section 4 of this Lease.

RENTAL

2.          (a)  Tenant does hereby covenant and agree to pay PHLP as agent for Lessor, and their successors and assigns, consecutive monthly payments in accordance with Schedule A, B, C, and D without demand, in advance, from the beginning of the term, said rental to be payable to Lessor, its successors and assigns, at 1019 Route 519, Eighty Four, Pennsylvania 15330, or at such other place or places as shall be designated in writing by Lessor.  The receipt of any rent by Lessor whether the same be that originally reserved or that which may be payable under any of the covenants and agreements herein contained or any portion thereof, shall not be deemed to operate as a waiver of the rights of Lessor to enforce the payment of rent previously due or which may thereafter become due or to forfeit this Lease by any of the remedies reserved by Lessor herein, and the failure of Lessor to enforce any covenant or condition concerning which Tenant shall be guilty or be in default shall not be deemed to void the right of Lessor to enforce the same or any other conditions or covenants from the occasion of any subsequent breach or default.  PHLP shall be responsible for pro-rata allocation of all rental payments by and among PHLP, HMC, HCC, HMCLLC, and HMH.

(b)         Tenant agrees to pay in addition to the rent herein reserved any and all sums which may become due by reason of the failure of Tenant to comply with all the covenants of this Lease and any and all damages, costs, expenses and impositions which Lessor may suffer and incur by reason of any default of the Tenant or failure on its part to comply with all covenants of this Lease, and each of them, and also any and all damages to the Demised Premises caused by any act or neglect of the Tenant.

NET LEASE

3.           It is the purpose and intent of Lessor and Tenant that the rental provided for in Paragraph 2 hereof, during the term thereof, shall be absolutely net to the Lessor, after all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises, which may arise or become due during the term of this Lease, and Lessor shall be indemnified and saved harmless by Tenant from and against the same.

RENEWAL, CANCELLATION AND SALE OF PREMISES

4.          (a) Tenant, shall have the option to renew the term of this Lease as it relates to the Premises set forth on Schedules A, B, C, and D attached hereto and made a part hereof for four (4) additional periods of five (5) years each commencing on the date and at the time immediately following the expiration of the term demised in Paragraph 1 of this Lease or any subsequent five (5) year renewal period, provided that this Lease is in full force and effect immediately prior to the date of the commencement of such renewal term and that the Tenant is not in default under any of the provisions herein.  Such option shall be exercised automatically unless Tenant shall cancel this Lease in accordance with the terms of Subparagraph (b) below.  Said renewal terms shall be upon the same terms, covenants, conditions and limitations as provided in this Lease.  The annual rental during any subsequent renewal term shall be fifteen per cent (15%) greater than the rental during the preceding five-year term.  Tenant’s option to renew the terms of this Lease as it relates to any  Premises subject to a third party lease (including any rent increases) shall be in accordance with the renewal terms set forth in the applicable third party lease, except that said renewals shall be automatic, rather than upon notice from Tenant, unless this Lease is cancelled in accordance with the terms of Subparagraph (b) below.

(b)(1)   Tenant may cancel this Lease as to any Demised Premises by providing Lessor with at least thirty (30) days written notice.  Said cancellation, depending upon how specified by Tenant, shall be applicable to this entire Lease, specific Schedules or any individual stores listed thereunder, including those stores set forth on any Addenda to this Lease.

(b)(2) Notwithstanding the foregoing, with respect to any Demised Premises owned by HCC  or HMH,  Tenant’s rights to cancel this Lease with regard to any specific store located on a Demised Premises due to poor performance and/or closure of such store location, shall be subject to Tenant’s obligation to continue to pay Lessor all rental due for such Demised Premises until either i.) Lessor sells the Demised Premises to a third party purchaser, or ii.) all indebtedness now or hereafter owed by HCC or HMH to any lender for which the respective Demised Premises have been pledged as security by HCC or HMH, as borrower, has been paid in full and such lender has released all of its liens against the respective Demised Premises owned by HCC or HMH .

(c)     If at any time during the initial term or any renewal thereof Lessor obtains a bona fide offer from a third party to purchase any of the Demised Premises which Lessor desires to accept not involving an assignment of this Lease to said third party as it pertains to the applicable Demised Premises, Lessor promptly will give Tenant written notice of such bona fide offer, including all of the essential terms and conditions of sale (the “Offer”), and within thirty (30) days after the date of said notice, Tenant may elect to do either of the following at its option:

(1)    advise Lessor by notice in writing that it will purchase the Demised Premises at the price and the terms and conditions of sale set forth in the Offer, in which event Lessor shall accept Tenant’s offer to purchase and the transaction will be closed within sixty (60) days after the date of Tenant’s notice; or

(2)    advise Lessor by notice in writing that it desires Lessor to acquire and construct Substitute Premises for Tenant either:

(A)    in the same market area in which the Demised Premises are located, in which event Lessor shall acquire, construct and make ready for Tenant’s occupancy such Substitute Premises within nine (9) months after the date of Tenant’s notice, and Tenant shall have the right to continue to occupy the Demised Premises under this Lease until the date upon which the Substitute Premises are ready for occupancy by Tenant, whereupon this Lease shall continue as though uninterrupted at the same rent, or

(B)     in an area which is outside the market area in which the Demised  Premises is/are located, in which event Lessor shall acquire, construct and make ready for Tenant’s occupancy such Substitute Premises within twelve (12) months after the date of Tenant’s notice and Tenant shall vacate the Demised Premises within sixty (60) days after the date of Tenant’s notice.

In addition to its obligations with respect to the Substitute Premises as provided in Subparagraphs 2(A) and (B) above, Lessor shall pay to Tenant within thirty (30) days after the date of Tenant’s notice a relocation fee to partially compensate Tenant for the relocation costs it will incur under the provisions of either Subparagraphs 2(A) or (B) above.  Said relocation fee shall be $100,000.00, subject to increase or decrease by the same percentage of increase or decrease in the average Consumer Price Index for All Urban Consumers (CPI-U) for the year immediately preceding the year in which said relocation occurs from such average Consumer Price Index for the year 1989, i.e. 124.0.

For purposes of this paragraph 4(c), “Substitute Premises” are defined as follows: land, building, fixtures and improvements, which are substantially equivalent to the Demises Premises with respect to usable land area and square footage under roof.

Lessor’s liability for the cost of the acquisition and construction of said Substitute Premises shall not exceed the original cost basis for the land, building, fixtures and improvements of said Demised Premises.

MAINTENANCE AND REPAIR

5.          (a)    Tenant accepts the Demised Premises in their present condition and state of repair and without any representations, statements or warranties, express or implied, in respect thereof or in respect of their condition or the use or occupancy that may be made thereof.  Tenant agrees that Lessor shall in no event be liable for any defects therein, patent or latent.  With respect to any Demised Premises which Tenant first occupies after the date of this Lease and are added to this Lease by Addendum, all liability for warranties and repair of defects shall be in accordance with the terms, conditions and procedures set forth in Exhibit 1, which is attached hereto and incorporated herein by reference.  Throughout the term of this Lease, Tenant shall, at its cost and expense, properly operate and take good care of the Demised Premises and all structures and improvements now or hereafter comprising same, and all fixtures, equipment and furnishings; and suffer no waste or injury.  It is understood and agreed that so long as Tenant is not in default under the terms and conditions hereof, it may make alterations and changes to the Demised Premises for the purpose of best serving its business, subject only to the written consent of Lessor, which consent shall not be unreasonably withheld.

(b)         Throughout the term of the Lease, Tenant shall make all repairs, both to the inside and outside, which may be necessary to maintain the same in good order and condition, including both ordinary and extraordinary and both structural and non-structural and both foreseeable and unforeseeable repairs, and including, but not limited to all walls, floors, roofs, vaults, approaches, sidewalks, entrances, water and sewer connections, glass, plumbing, water, gas and electric fixtures, pipes, wires and conduits, boilers, machinery, fixtures and appurtenances in or connected with the Demised Premises.  Tenant agrees that all such repairs shall be in quality and class equal to the original work and that it will replace whatever cannot be reasonably repaired so as to be in such good order and condition.

(c)         During the term of this Lease, Tenant shall keep, afford and allow access to Lessor to the Demised Premises at all reasonable times.

(d)         Throughout the term of this Lease, Tenant shall, at its cost and expense, execute and comply with all notices, rules, orders, regulations, requirements, ordinances and laws of the Board of Fire Underwriters or similar organization, and of all other governmental agencies and departments having jurisdiction and of all insurance companies writing policies covering the Demised Premises to the extent that any of such notices, rules, orders, regulations, requirements, ordinances or laws at any time issued or in force shall be applicable to the Demised Premises or to the use or occupation thereof and whether the same shall require ordinary or extraordinary or structural or non-structural or foreseeable or unforeseeable changes in the Demised Premises, and Tenant shall pay all costs, expenses, claims, fines, penalties, and losses that may in any manner arise out of or be imposed because of the failure to comply therewith.  It is the intention of the parties that the Tenant hereby assumes entire responsibility for and fully relieves Lessor from all responsibility with respect to executing and complying with such notices, rules, order, regulations, requirements, ordinances, or laws at any time issued or in force.  With respect to any Demised Premises which Tenant first occupies after the date of this Lease, the above shall not apply for a period of one (1) year after Tenant has obtained a final certificate of occupancy excepting those violations caused by Tenant’s own negligence.

(e)         Lessor covenants that any notice received by it with respect to executing and complying with such notices, rules, order, regulations, requirements, ordinances, or laws shall be forwarded promptly to the Legal Department of Tenant or to such other location as Tenant, from time to time, shall direct.

(f)         Tenant covenants that Lessor shall not be liable for any failure of water supply or electric current, nor for injury or damage which may be sustained to person or property by Tenant or any other person, caused by or resulting from steam, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of said Demised Premises, or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, or from the condition of said Demised Premises or any part thereof.  The foregoing waiver of damages and claims for damages by Tenant is absolute and unconditional and shall not be modified, released, abridged or lessened in any manner or to any extent and Tenant waives any right to claim such waiver is in violation of any statute or of public policy.

(g)         Upon the expiration of the term or the termination of this Lease, Tenant shall vacate and deliver up the Demised Premises, including all structures and fixtures thereof or appurtenances thereto, promptly and peaceably to Lessor, in good, clean, sanitary condition, reasonable wear and tear excepted.  Tenant shall, if requested, execute and deliver all legal instruments if any are deemed necessary by Lessor to vest full, complete and unimpaired title in and to all such structures, improvements, and fixtures in Lessor.  Upon the expiration or termination of this Lease, all interest of.  Tenant in and to the Demised Premises and any fixtures attached thereto, except trade fixtures, shall forthwith cease and terminate.

INDEMNITY OF LESSOR

6.      (a)  Tenant agrees to defend, indemnify and save the Lessor harmless against and from any and all liability, loss, damage, and expense (including reasonable attorneys’ fees) and from and against any and all suits, claims and demands of every kind and nature made by or on behalf of any and all persons, firms or corporations, arising out of or based upon any accident, injury or damage, however occurring, which, during the term hereof shall or may happen in, on or about the Demised Premises, entrances thereto, streets, sidewalks or curbs in front of, over or adjacent thereto, or arising out of or based upon the condition, alteration, use, occupation, operation or the maintenance or repair of said Demised Premises or facilities during the term hereof, or arising out of any breach or default on the part of the Tenant in the performance or observance of any covenant or agreement on the part of the Tenant to be performed or observed pursuant to the terms of this Lease.

(b)         Lessor agrees to give Tenant reasonable notice of any claims or demands against the Lessor arising out of or based upon any of the liabilities, losses or expenses against which Tenant is bound to defend, indemnify and save harmless the Lessor.  At its option and at its sole expense, Tenant shall have the right to settle or defend against such claims or demands.

(c)         Lessor shall indemnify and save harmless Tenant from and against all mechanics’ liens and notices thereof and all claims thereof on account of any materials furnished or labor performed in, about or in connection with the Demised Premises or the sidewalks and curbs adjacent thereto, except for those which arise from maintenance or repairs performed by Tenant.  Should any such lien be filed, Lessor shall promptly bond or otherwise discharge the same.

UTILITIES

7.           Tenant covenants that, during the term aforesaid or any extension or renewal thereof, at its own proper cost and charge, it will bear, pay and discharge, when due and payable, all charges for electricity, gas, heat, telephone, water or other utility services used on the Demised Premises or any part thereof which shall, during the term hereby demised or any extension or renewal thereof, be laid, levied, assessed or imposed upon or become due and payable.

TAXES AND OTHER IMPOSITIONS

8.           (a)           Tenant shall pay or cause to be paid before any fine, interest, penalty or cost may be added thereto for the nonpayment thereof, all taxes, assessments, water and sewer rents, rates and excises, levies, impositions or other governmental charges of any kind and nature which may be assessed, levied, confirmed, imposed, become due and payable in respect of, or become a lien upon the Demised Premises during the term hereof or any renewal thereof.  Receipts for each year for payment of taxes, assessments, water and sewer rents, rates and excises, levies, impositions or other governmental charges, shall be delivered by Tenant to Lessor annually before January 15 of the subsequent year.

(b)        Tenant shall have the right to challenge and contest the legality or validity of any imposition, tax, assessment or levy conducted in good faith, provided the Demised Premises would not by reason of such contest be in danger of being forfeited or lost.  Tenant may proceed in its own name or as agent for and on behalf of Lessor, provided Tenant indemnifies and saves harmless Lessor from any cost or expense in connection therewith.

PUBLIC LIABILITY INSURANCE

9.            Unless otherwise waived by Lessor, Tenant shall maintain, with financially sound and reputable insurers, general liability insurance with respect to its properties and businesses, against such liabilities, casualties and contingencies and of such types and in such amounts as is satisfactory to Lessor.

CONDEMNATION

10.            (a)  Should the whole or any part of the Premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, Lessor shall be entitled to retain as its own property any award or amount agreed upon in settlement thereof.

(b)           If the whole of the Premises shall be so condemned and taken, this Lease as to the applicable Premises shall automatically terminate.  If a material part of any Premises shall be so condemned and taken, Tenant may, in its sole discretion, cancel this Lease as to the applicable Premises.

(c)           In the event of such a public or quasi-public condemnation of the whole or of such a part of the Premises as to render the remainder unusable or insufficient to the needs of the Tenant, Lessor shall pay fifteen per cent (15%) of any award to Tenant as liquidation of the damages to which Tenant will become subject.

CASUALTY

11.            (a)  Should any of the buildings of the Demised Premises be damaged by fire or other casualty or happening, then the Demised Premises shall be restored to their condition immediately prior to such damage or destruction with due diligence by the Tenant.  Restoration shall be completed within 180 days of the casualty or happening; any extensions beyond the 180 days shall be subject to written approval by the Lessor which approval shall not be unreasonably withheld.

(b)         A just proportion of the rent hereinbefore reserved, according to the extent of the injury or damage sustained by the Demised Premises, shall be suspended and abated until the Demised Premises shall have been so restored and put in proper condition for use and occupation.  For purposes of this Lease, “just proportion” shall be defined as a rent percentage equal to the percentage of the Demised Premises that was injured or damaged.

(c)         In case of such damage or destruction as described in this clause, the parties agree that neither party shall be liable to the other for any damages other than the rebate or abatement of rent as described, above, unless said casualty shall have been the results of the negligence of one of the parties.

SUBORDINATION

12.    This Lease and Tenant’s leasehold estate and all rights of Tenant hereunder shall be subject and subordinate at all times and in all respects to the lien of any and all mortgages, deeds of trust, assignments of leases and rents and any other security instruments which Lessor has made, or may make, upon any right, title or interest of Lessor in the Demised Premises (“Security Instruments”), and to any and all extensions and renewals of the same, and any and all new Security Instruments made in lieu of or in replacement of any such Security Instruments, provided that any such Security Instruments or other appropriate recordable agreement shall provide that so long as Tenant shall not be in default in the performance and observance of the terms, covenants, conditions and limitation contained in this Lease to be performed and observed by the Tenant, no foreclosure of the lien of said Security Instruments or any other proceeding under said Security Instruments for default thereof shall impair the right of Tenant to enjoy this interest in this Lease by any such secured party or anyone claiming through or under such secured party under a Security Instrument, Tenant will recognize as its Lessor such secured party or the person claiming through or under such secured party who shall so acquire title to the Lessor’s interest in this Lease.

ASSIGNMENT AND SUBLETTING

13.         (a)     Except as hereinafter otherwise provided, Tenant may not sell, assign, mortgage, pledge, hypothecate or otherwise transfer this Lease or any interest herein, or sublet all or any portion of the Demised Premises, without the prior written consent of Lessor, such consent to be granted or denied in Lessor’s sole and absolute discretion. All the provisions contained in this Section shall be subject to overleases, all recorded documents and/or instruments which run with any part of the Demised Premises, encumber any of the Demised Premises, the stores or other facilities located thereon or otherwise bind Lessor or Tenant, or are otherwise agreed to by Tenant (collectively, “Covenants”), any construction, operating and reciprocal easement agreements or other easement agreements in favor of an owner of adjoining property or to which Tenant is a party or which is binding on Tenant or which is a matter of public record affecting the Demised Premises or any part thereof, or any similar agreements (hereinafter referred to as “REAs”) or any other documents of record as of the date hereof or in any documents to which Tenant is a party or is bound, and shall be also subject to all laws.  Consent by Lessor with respect to any sublease, sale, assignment, mortgage, pledge, hypothecation or other transfer shall not constitute a waiver of the requirement for such consent and compliance to any subsequent sublease, sale, assignment, mortgage, pledge, hypothecation or other transfer.  No sale, assignment or transfer of this Lease by Tenant shall be effective until there shall have been delivered to Lessor a duplicate original of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee whereby such assignee assumes the Lease and the assignee shall agree, expressly for the benefit of Lessor, to keep and perform and be bound by each and all of the covenants, conditions, restrictions and provisions in this Lease contained on the part of Tenant, and any such sale, assignment or transfer shall be subject to each and all of such covenants, conditions, restrictions and provisions.  Any purported sublease, sale, assignment or transfer by Tenant which is not in conformity with the terms of this Lease shall be void and of no force or effect whatsoever.  Additionally, under no circumstance shall any entity comprising Tenant (each a “Tenant Entity”) permit a Change of Control of any Tenant Entity.  For the purpose hereof, a "Change of Control" shall be deemed to have occurred if there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause any Tenant Entity to take some action or to prevent, restrict or impede any of the entities comprising Tenant from taking some action which, in either case, such entity could take or could refrain from taking were it not for the rights of such individuals. "Control" with respect to any Tenant Entity, shall mean either (i) ownership directly or indirectly of fifty-one percent (51%) or more of all equity interests in such Tenant Entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

(b) As to those portions of the Demised Premises where Lessor does not own fee title to such Demised Premises and Lessor is a tenant thereon (each, a “Leasehold Property” and collectively, the “Leasehold Properties”), this Lease is a sublease as to each of the Leasehold Properties.  Notwithstanding anything herein to the contrary, whenever in this Lease rights or privileges are granted to Lessor or Tenant with respect to any matter or thing, such rights or privileges shall be exercisable insofar as the same are not in violation or breach of the terms, covenants and conditions of any overlease with respect to the same matter or thing or the terms, rights and privileges granted to Lessor and Tenant herein; but where the rights and privileges granted by the overlease to the tenant thereunder exceed the rights and privileges granted in this Lease to Lessor or Tenant, then Lessor or Tenant shall exercise such rights and privileges only to the extent expressly permitted herein if the result of exercising the greater rights or privileges in the overlease would be detrimental to the other party hereto.  Without limiting the foregoing, in no event shall Tenant be obligated to purchase any Demised Premises pursuant to a “put” option or other obligation contained in any overlease or otherwise be obligated to perform any obligation of the tenant under any overlease beyond the obligations of Tenant set forth in this Lease.

(c) Notwithstanding the foregoing, (i) Tenant shall have the right to collaterally assign its interests under this Lease to SunTrust Bank, as collateral agent (together with its successors and assigns, "SunTrust"), as security for that certain loan being made to Tenant pursuant to that certain Credit Agreement dated as of April 18, 2008 between Tenant, Joseph A. Hardy & Associates, SunTrust, Wachovia Bank, National Association, SunTrust Robinson Humphrey, Wachovia Capital Markets, LLC and the lenders from time to time party thereto (together with all renewals, modifications, replacements, supplements, substitutions, extensions, spreaders and consolidations thereof, the "SunTrust Loan"), (ii) in the event SunTrust forecloses or otherwise realizes on the assignment of Tenant’s interests under this Lease, SunTrust shall have the right to further assign this Lease to one or more third parties without Lessor’s consent, and (iii) neither the pledge of the direct or indirect ownership interests in Tenant to SunTrust as security for the SunTrust Loan, the foreclosure of such pledge(s) by SunTrust nor the transfer of such ownership interests by SunTrust to any third party shall be deemed a Change in Control for purposes of this Lease or otherwise prohibited by the terms of this Lease.

ACTS OF DEFAULT

14.            Each of the following shall be deemed a default by the Tenant and a breach of this Lease:

(a)         Failure to pay the rent herein reserved, or any part thereof, other than additional rent, for a period of ten (10) days after notice;

(b)         Failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements and provisions in this Lease contained on the part of the Tenant to be done, observed, kept and performed for a period of thirty (30) days after notice;

(c)         The abandonment of the Premises by the Tenant, the adjudication of the Tenant as a bankrupt, the making by the Tenant of a general assignment for the benefit of creditors, the taking by the Tenant of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for the Tenant’s property, the appointment of a temporary receiver which is not vacated or set aside within thirty (30) days from the date of such appointment, and any failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements and provisions in this Lease contained on the part of the Tenant to be done, observed, kept and performed; and

(d)         For the purposes of Subparagraph (b) of this Paragraph 14, if the default complained of be a default other than one which may be cured by the payment of money, no default on the part of the Tenant in the performance of work required to be performed or acts to be done or conditions to be met shall be deemed to exist if steps shall have been in good faith commenced promptly by the Tenant to rectify the same and shall be prosecuted to completion with diligence and continuity.

LESSOR’S REMEDIES IN EVENT OF DEFAULT

15.            (a)           In the event of a default under Subparagraph (a) of Paragraph 14 by the Tenant and at any time thereafter, the Lessor may serve a written notice upon the Tenant that the Lessor elects to terminate this Lease upon a specified date not less than twenty (20) days after the expiration of any notice given under said subparagraph (a) and this Lease shall then expire on the date so specified unless such default shall have been cured within the applicable period provided in said notice.

(b)         In the event of a default under Subparagraph (b) of said Paragraph 14 by the Tenant and at any time thereafter, the Lessor may serve a written notice upon the Tenant that the Lessor elects to terminate this Lease upon a specified date not less than sixty (60) days after the date of serving such notice and this Lease shall then expire on the date so specified unless such default shall have been cured within the applicable period provided in said notice.

(c)         In the event of a default under Subparagraph (c) of said Paragraph 14, and at any time thereafter the Lessor may serve a written notice upon the Tenant that the Lessor elects to terminate this Lease upon a specified date not less than ten (10) days from the date of the service of such notice and this Lease shall then expire on the date so specified unless such default shall have been cured within the applicable period provided in said notice.

(d)         No default is waived except by instrument in writing signed by the Lessor, except that a default or failure to perform under subparagraphs (a) and (b) of Paragraph 14 shall be deemed waived if such default or failure is fully and completely rectified before the expiration of the period specified in the notice of termination of this Lease served on the Tenant.

(e)         Any default as set forth in Paragraph 14 shall only be applicable to the individual specific store or stores listed on the Schedules or Addendums to this Lease and any failure by Tenant to cure any such default shall cause the expiration of this Lease as specified above only as to that individual specific store or stores where said default occurred and shall not act as an expiration of this entire Lease.

(f)          Notwithstanding anything to the contrary in this Paragraph 15, HCC and HMH, and any assignee of HCC and/or HMH rights under this Lease, particularly in the event Paragraph 4(b)(2) is triggered and in effect, HCC and/or HMH, and any such assignee(s), shall have in addition to the rights set forth above in this Paragraph, the right to collect all rents due hereunder and sue for and recover all rents and damages, including costs of litigation, accrued under this Lease, and the provisions of Paragraph 4(b)(2) shall not be affected by anything contained in this Paragraph 15 to the contrary.

REENTRY BY LESSOR ON DEFAULT

16.            In the event that this Lease shall be terminated as hereinbefore in Paragraph 15 provided, or by summary proceedings or otherwise, or in the event that the Premises, or any part thereof, shall be abandoned by the Tenant, the Lessor, or his agents, servants or representatives may immediately or at any time thereafter reenter and resume possession of the Premises or any part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law or by force or otherwise, without being liable for any damages therefor.  No reentry by the Lessor shall be deemed an acceptance of a surrender of this Lease or a liquidation or satisfaction to any extent whatsoever of Tenant’s liability to pay rent as herein provided.

LESSOR’S FAILURE TO ENFORCE NOT A WAIVER

17.            The failure of the Lessor to enforce any term, covenant condition or agreement hereof by reason of its breach by the Tenant after notice received shall not be deemed to avoid or affect the right of the Lessor to enforce the same term, covenant, condition or agreement on the occasion of a subsequent default or breach.

EASEMENTS, LICENSES AND ENCROACHMENTS

18.            Easements, licenses, and other such burdens on the land shall be negotiated and granted and encroachments shall be authorized only by Lessor.  However, in no case shall Lessor so negotiate, grant or otherwise authorize such burdens upon the leased land without first consulting with Tenant.

MISCELLANEOUS

19.            (a)           The parties hereto agree that the headings or captions contained herein are inserted for convenience or reference only and are not to be deemed part of or to be used in construing this Lease.

(b)         If any terms or provisions of this Lease or the application thereof to any person or circumstances should, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(c)         If any terms or provisions of this Lease as to the Demised Premises shown on Schedules A, B, C and D are inconsistent with any of the terms of any applicable third party leases, then the terms of the applicable third party leases shall prevail with the exception of the rental payment provisions, renewal notice provisions and purchase rights/options.

(d)         This Lease contains the entire agreement between Lessor and Tenant.

(e)         This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

(f)              The liability of Lessor under this Lease shall be limited to Lessor’s interest in the applicable Demised Property and Tenant shall not look to any other property or assets of Lessor in seeking either to enforce Lessor’s obligations under this Lease or to satisfy a judgment for Lessor’s failure to perform Lessor’s obligations.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Lessor and Tenant, have caused these presents to be executed by their duly authorized officers and their corporate seals to be herewith affixed by like authority, all as of the day and year first above written.

WITNESS:	Pierce Hardy Limited Partnership
By: Peter Jon Co., its general partner

/s/ Jacqueline Haynes	By:	/s/ Margaret H. Magerko
	Name:	Margaret H. Magerko
	Title:	President and Manager

WITNESS:	Hardy Management Company, Inc., a Nevada
Corporation

/s/ Jacqueline Haynes	By:	/s/ Margaret H. Magerko
	Name:	Margaret H. Magerko
	Title:	President and Manager

WITNESS:	Hardy Management Company, LLC, a Nevada limited liability company

/s/ Jacqueline Haynes	By:	/s/ Margaret H. Magerko
	Name:	Margaret H. Magerko
	Title:	President and Manager

WITNESS:	Hardy Credit Co., a Pennsylvania limited partnership
By: 84 Lumber LADC, LLC

/s/ Jacqueline Haynes	By:	/s/ Margaret H. Magerko
	Name:	Margaret H. Magerko
	Title:	President and Manager

WITNESS:	Hardy-Maley Holdings, LLC, a Pennsylvania limited liability company

By: Hardy-Maley Family Trust

/s/ Amanda Minnaji	By:	/s/ Robert B. Williams
	Name:	Robert B. Williams
	Title:	Trustee of the 1997 Hardy-Maley Family
Trust under Agreement dated August 29, 1997

WITNESS:	TENANT

84 Lumber Company, a Pennsylvania Limited Partnership

By: Hardy Holdings, Inc., its general partner

/s/ Jacqueline Haynes	By:	/s/ Margaret H. Magerko
	Name:	Margaret H. Magerko
	Title:	President and Manager

CONSENTED TO BY

UNITED BANK, INC.

This Agreement of  Master Lease
acknowledged and consented to:

United Bank, Inc.

By:	/s/ Kenneth R. Summers, EVP

CONSENTED TO BY

SunTrust Bank, as administrative agent and co-collateral agent under that Credit Agreement dated April 18, 2008

This Agreement of  Master Lease
acknowledged and consented to:

SunTrust Bank

By:	/s/ Brian O’ Fallon
Administrative Agent
and Co-Collateral Agent

CONSENTED TO BY

FIFTH THIRD BANK

This Agreement of  Master Lease
acknowledged and consented to:

Fifth Third Bank

By:	/s/ Jim Janovsky

Schedule “A”

Properties Subject to Master Lease

Schedule “B”

HCC Properties Subject to Master Lease

Schedule “C”

HMC, LLC Properties Subject to Master Lease

There currently are no HMC, LLC properties subject to this Lease

Schedule “D”

HMH Properties Subject to Master Lease